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                                                              EXHIBIT (a)(1)(ix)

For Immediate Release:

     New York, New York, February 28, 2000 - EIN Acquisition Corp. ("EIN Acquisition"), a wholly-owned subsidiary of ETA Holding LLC ("ETA Holding"), today announced that it has extended the expiration date for the tender offer (the "Offer") for all shares of common stock of Echelon International Corporation ("Echelon") originally announced on January 28, 2000, to 12:00 midnight, New York time, on Tuesday, March 7, 2000. The Offer had originally been scheduled to expire at 12:00 midnight, New York time, on Tuesday, February 29, 2000.

     Under the terms of the Agreement and Plan of Merger, dated as of January 21, 2000, by and among Echelon, ETA Holding, and EIN Acquisition, the Offer is conditioned upon, among other things, the satisfaction of certain conditions to the closings of transactions with respect to certain sales or financings of Echelon's real estate assets, not all of which have been satisfied. Echelon has advised ETA Holding that substantial progress has been made towards meeting all conditions to those closings and that it believes that those conditions can be satisfied by the extended expiration date of the Offer.

     As of 6:00 PM, New York time, on Friday, February 25, 2000, 1,463,170 shares of common stock of Echelon were validly tendered in connection with the Offer comprising approximately 21.7% of the outstanding shares of Common Stock of Echelon (or approximately 20.2% on a fully diluted basis).

     Questions regarding the Offer may be directed to the Dealer Manager or the Information Agent at their respective addresses and telephone numbers:

                    The Information Agent for the Offer is:

                                   GEORGESON
                                  SHAREHOLDER
                              COMMUNICATIONS INC.
                          17 State Street, 10th Floor
                            New York, New York 10004
                  Banks & Brokers Call Collect: (212) 440-9884
                   All Others Call Toll-Free: (800) 223-2064

                      The Dealer Manager for the Offer is:

                                   GEORGESON
                                  SHAREHOLDER
                             SECURITIES CORPORATION
                               member NASD, SIPC
                          17 State Street, 10th Floor
                            New York, New York 10004
                  Banks & Brokers Call Collect: (212) 440-9884
                   All Others Call Toll-Free: (800) 445-1790